


<ARTICLE>        5
<LEGEND>
SODEXHO MARRIOTT SERVICES,INC.
FINANCIAL DATA SCHEDULE FOR AUGUST 28, 1998, JANUARY 2, 1998 AND JANUARY 3, 1997
</LEGEND>
<MULTIPLIER>     1,000,000

<PERIOD-TYPE>                                                      YEAR                      YEAR                    YEAR
<FISCAL-YEAR-END>                                           AUG-28-1998               JAN-02-1998             JAN-03-1997
<PERIOD-START>                                              JAN-03-1998               JAN-04-1997             DEC-30-1995
<PERIOD-END>                                                AUG-28-1998               JAN-02-1998             JAN-03-1997

<CASH>                                                               79                       139                     128
<SECURITIES>                                                         10                         9                       0
<RECEIVABLES>                                                       374                       487                     419
<ALLOWANCES>                                                        (17)                      (12)                    (11)
<INVENTORY>                                                          54                       116                     115
<CURRENT-ASSETS>                                                    605                       914                     764
<PP&E>                                                              249                       763                    1156
<DEPRECIATION>                                                      167                       258                     238
<TOTAL-ASSETS>                                                     1341                      5009                    4180
<CURRENT-LIABILITIES>                                               695                      1149                    1092
<BONDS>                                                            1091                      1829                    1300
<PREFERRED-MANDATORY>                                                 0                         0                       0
<PREFERRED>                                                           0                         0                       0
<COMMON>                                                             62                        32                      32
<OTHER-SE>                                                         (617)                     1431                    1228
<TOTAL-LIABILITY-AND-EQUITY>                                       1341                      5009                    4180
<SALES>                                                            2828                      5026                    4318
<TOTAL-REVENUES>                                                   2828                      5026                    4318
<CGS>                                                              2709                      4847                    4141
<TOTAL-COSTS>                                                      2709                      4869                    4141
<OTHER-EXPENSES>                                                     97                        94                      79
<LOSS-PROVISION>                                                      0                         0                       0
<INTEREST-EXPENSE>                                                   65                       110                      85
<INCOME-PRETAX>                                                     (32)                      (15)                     50
<INCOME-TAX>                                                         13                        15                    (17)
<INCOME-CONTINUING>                                                 (19)                        0                      33
<DISCONTINUED>                                                       77                       335                     273
<EXTRAORDINARY>                                                     (44)                        0                       0
<CHANGES>                                                             0                         0                       0
<NET-INCOME>                                                         14                       335                     306
<EPS-PRIMARY>                                                      0.27                     10.53                    9.59
<EPS-DILUTED>                                                      0.27                     10.53                    9.05

On April 15, 1998, the Board of Directors of the Company approved the change of the fiscal year of the Company to the Friday nearest to August 31 of each year. Prior to this change in fiscal year, the Company's fiscal year ended on the Friday nearest to December 31 of each year. Thus, the 1998 fiscal year, which began on January 3, 1998, ended on August 28, 1998.



